                                                                     EXHIBIT 4.1

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                         THIRD SUPPLEMENTAL INDENTURE


                                     from


                           PUGET SOUND ENERGY, INC.


                                      to


                      STATE STREET BANK AND TRUST COMPANY


                                    TRUSTEE

                                ______________


                          DATED AS OF OCTOBER 1, 2000


                           SUPPLEMENTAL TO INDENTURE
                         DATED AS OF DECEMBER 1, 1997


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     This THIRD SUPPLEMENTAL INDENTURE is made as of the 1st day of October, by and PUGET SOUND ENERGY, INC., a corporation duly organized and existing under the laws of the State of Washington (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a bank and trust company organized and existing under the laws of the Commonwealth of Massachusetts, as trustee (the "Trustee").

     WITNESSETH:  that

     WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the "Indenture"), made as of December 1, 1997; and

     WHEREAS, Section 2.05 of the Indenture provides that Notes shall be issued in series and that a Company Order shall specify the terms of each issue of Notes; and

     WHEREAS, Section 13.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Notes or establishing or reflecting any terms of any Note and adding to the covenants of the Company; and

     WHEREAS, the Company has executed and delivered to the Trustee a First Supplemental Indenture, dated as of December 1, 1997, providing for the creation of a series of Notes designated "Senior Medium-Term Notes, Series A"; and

     WHEREAS, the Company has executed and delivered to the Trustee a Second Supplemental Indenture, dated as of March 1, 1999, proving for the creation of a series of Notes designated "Senior Medium-Term Notes, Series B;" and

     WHEREAS, as of the date of this Supplemental Indenture, the Company has issued the following series of Notes pursuant to its Indenture, as supplemented, all of which remain outstanding:

         Principal Amount of Notes                          Series
------------------------------------------     ---------------------------------
Three Hundred Million Dollars                  Senior Medium-Term Notes,
($300,000,000)                                 Senior A due December 1, 2027

Two Hundred Million Dollars                    Senior Medium-Term Notes,
($200,000,000)                                 Series A due June 15, 2018

One Hundred Million Dollars                    Senior Medium-Term Notes,
($100,000,000)                                 Series B due March 9, 2029

One Hundred Fifty Million Dollars              Senior Medium-Term Notes,
($150,000,000)                                 Series B due March 9, 2009

Two Hundred Twenty-Five Million Dollars        Senior Medium-Term Notes,
($225,000,000)                                 Series B due February 22, 2010

Twenty-Five Million Dollars                    Senior Medium-Term Notes,
($25,000,000)                                  Series B due September 8, 2008

     WHEREAS, the Company desires to establish a series of Notes to be designated "Senior Medium-Term Notes, Series C" (hereinafter sometimes referred to as the "Series C Notes"); and

     WHEREAS, the execution and delivery of this Third Supplemental Indenture (herein, this "Supplemental Indenture") have been duly authorized by a resolution adopted by the Board of Directors of the Company;

     NOW, THEREFORE, this Supplemental Indenture

     WITNESSETH, that, in order to set forth the terms and conditions upon which the Series C Notes are, and are to be, authenticated, issued and delivered, and in consideration of the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Series C Notes as follows:

                                  ARTICLE ONE
                      RELATION TO INDENTURE; DEFINITIONS

Section 1.1

     This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2

     For all purposes of this Supplemental Indenture:

     (a) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture;

     (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

     (c) The terms "hereof," "herein," "hereby," "hereto," "hereunder," and "herewith" refer to this Supplemental Indenture.

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

                                  ARTICLE TWO
                      SENIOR MEDIUM-TERM NOTES, SERIES C

     There shall be hereby established a series of Notes, known as and entitled "Senior Medium-Term Notes, Series C." The aggregate principal amount of the Series C Notes shall not be limited and shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by Section 2.05 of the Indenture, including, among other things, a Company Order specifying the following with respect to each issue of the Series C Notes: (i) any limitations on the aggregate principal amount of such issue of Series C Notes, (ii) the Original Issue Date or Dates for such issue of Series C Notes, (iii) the stated maturity of such issue of Series C Notes (provided that no Senior Note shall mature on a date less than nine months from its Original Issue Date), (iv) the interest rate or rates, or method of calculation of such rate or rates, for such issue of Series C Notes, (v) the terms, if any, regarding the optional or mandatory redemption of such issue of Series C Notes, including the redemption date or dates, if any, and the price or prices applicable to such redemption (including any premium), (vi) whether or not such issue of Series C Notes shall be entitled to the benefit of any sinking fund, and the terms, if any, of such sinking fund, (vii) whether or not such issue of Series C Notes shall be issued in whole or in part in the form of a Global Note and, if so, the Depository for such Global Note, (viii) the designation of such issue of Series C Notes, (ix) if the form of such issue of Series C Notes is not as described in Exhibit A, Exhibit B, Exhibit C or Exhibit D to the Indenture, the form of such Series C Notes, (x) the maximum annual interest rate, if any, of the Series C Notes permitted for such issue, (xi) any other information necessary to complete the Series C Notes of such issue, (xii) if prior to the Substitution Date, the designation of the related issue of Pledged First Mortgage Bonds being delivered to the Trustee in connection with the issuance of such Series C Notes, (xiii) if on or after the Substitution Date, the designation of the related issue of Pledged Substituted Mortgage Bonds, if any,
(xiv) the establishment of any office or agency pursuant to Section 6.02 of the Indenture and (xv) any other terms of such series not inconsistent with the Indenture or this Supplemental Indenture.

                                 ARTICLE THREE
                                 MISCELLANEOUS

Section 3.1

     The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

Section 3.2

     This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

Section 3.3

     (a) If any provision of this Supplemental Indenture conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Section 310 to 317, inclusive, of said act, such required provision shall control.

     (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the Series C Notes issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

Section 3.4

     Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements contained in this Supplemental Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.5

     (a) This Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     (b) The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

             [The remainder of this page intentionally left blank]

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

     IN WITNESS WHEREOF, PUGET SOUND ENERGY, INC. has caused this Supplemental Indenture to be signed by its President, a Vice President or its Treasurer or Assistant Treasurer, and attested by its Secretary or an Assistant Secretary and STATE STREET BANK AND TRUST COMPANY, has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by a Vice President, as of October 1, 2000.

                                    PUGET SOUND ENERGY, INC.


                                    By:  /s/ Tommy G. Leong
                                         ------------------
                                         Tommy G. Leong
                                         Assistant Treasurer


ATTEST:

/s/ James W. Eldredge
---------------------
James W. Eldredge
Secretary

                                    STATE STREET BANK AND TRUST
                                    COMPANY, as Trustee


                                    By:  /s/ James E. Mogavero
                                         ---------------------


ATTEST:

/s/ Laura Cawley
----------------
Authorized Officer

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